                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  FORM 8-K/A-1
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 March 29, 2001


                     VASCO DATA SECURITY INTERNATIONAL, INC.

                           ---------------------------

             (Exact name of registrant as specified in its charter)

   Delaware                      000-24389                       36-4169320
---------------               ---------------                  ----------------
  (State of                     (Commission                    (IRS Employer
 Incorporation)                 File Number)                 Identification No.)

                        1901 South Meyers Road, Suite 210
                        Oakbrook Terrace, Illinois 60181
                        --------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (630) 932-8844
                                 --------------
                         (Registrant's telephone number)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On March 29, 2001, VASCO Data Security, Inc. ("Subsidiary"), a wholly-owned subsidiary of VASCO Data Security International, Inc. ("VASCO"), acquired more than 90 percent of the outstanding capital stock of Identikey Limited ("Identikey"), pursuant to the terms of a Share Purchase Agreement (the "Purchase Agreement") between Subsidiary, VASCO, Identikey and certain shareholders of Identikey (the "Shareholders").

Under the terms of the Purchase Agreement, which is filed herewith as Exhibit
2.1 and is incorporated herein by reference, Subsidiary purchased 100,500,000 shares of Identikey's capital stock from the Shareholders in exchange for an aggregate of 366,913 shares of VASCO's common stock (the "Common Stock"). The Shareholders are also eligible to receive a contingent earn out payment in the form of Common Stock as specified in the Purchase Agreement.

The transaction will be accounted for utilizing the purchase method and is intended to qualify, for federal income tax purposes, as a tax-free reorganization.

VASCO issued a press release announcing the transaction on April 4, 2001, which is filed herewith as Exhibit 2.2 and is incorporated herein by reference.

VASCO hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on April 12, 2001.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)        Financial Statements of Identikey Limited (DENOMINATED IN AUSTRALIAN
           DOLLARS):

           Report of Independent Accountants, as of and for the year ended June 30, 2000

           Profit and Loss Statement for the year ended June 30, 2000

           Balance Sheet at June 30, 2000

           Statement of Cash Flows for the year ended June 30, 2000

           Notes to Financial Statements

(b)        Unaudited Pro Forma Financial Information:

           Condensed Consolidated Pro Forma Balance Sheet as of
           December 31, 2000

           Condensed Consolidated Pro Forma Statements of Operations for the year ended December 31, 2000

           Notes to Pro Forma Financial Statements

(c)        Exhibits:

2.1 Share Purchase Agreement dated March 29, 2001, by and among VASCO Data Security, Inc., Identikey Limited and certain shareholders of Identikey Limited.*

2.2        Press release of VASCO Data Security International, Inc.
           dated April 4, 2001*

2.3        Consent of Ernst & Young

------------

* Previously filed (incorporated by reference to the Form 8-K dated March 29, 2001, and filed on April 12, 2001).

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of Identikey Limited

We have audited the accompanying consolidated balance sheet of Identikey Limited as of June 30, 2000, and the related profit and loss statements, and cash flows for the period then ended. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Identikey Limited at June 30, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in Australia.

Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of generally accepted accounting principles in the United States of America would have affected equity as of June 30, 2000, and the results of operations for the period then ended, to the extent summarized in note 23 to the financial statements.


/s/ ERNST & YOUNG

Brisbane, Australia
December 18, 2000

IDENTIKEY LIMITED
PROFIT AND LOSS STATEMENT
--------------------------------------------------------------------------------


PERIOD FROM INCORPORATION               NOTES     CONSOLIDATED     IDENTIKEY LIMITED
ON 17 MAY 2000 TO 30 JUNE 2000                        2000               2000
                                                        $                  $

OPERATING REVENUE                         2          198,697                  --
                                                     =======              ======


OPERATING LOSS                            2         (854,807)            (24,494)


INCOME TAX ATTRIBUTABLE TO
OPERATING LOSS
                                          3               --                  --
                                                     -------              ------
OPERATING LOSS AFTER TAX                            (854,807)            (24,494)
                                                     -------              ------

ACCUMULATED LOSSES AT THE BEGINNING
OF THE FINANCIAL PERIOD
                                                          --                  --
                                                     -------              ------
ACCUMULATED LOSSES AT THE END
OF THE FINANCIAL PERIOD                             (854,807)            (24,494)
                                                     =======              ======

IDENTIKEY LIMITED
BALANCE SHEET
--------------------------------------------------------------------------------


PERIOD ENDED 30 JUNE 2000                  NOTES            CONSOLIDATED       IDENTIKEY LIMITED
                                                                2000                 2000
                                                                  $                   $

CURRENT ASSETS
Cash                                                            2,180,172           2,038,135
Receivables                                  4                    671,623                  --
Inventories                                                         5,173                  --
Prepayments                                  5                    240,309                  --
                                                               ----------          ----------

TOTAL CURRENT ASSETS                                            3,097,277           2,038,135
                                                               ----------          ----------

NON-CURRENT ASSETS
Property, plant & equipment                  6                    189,159                   -
Intangibles                                  7                  9,571,761                   -
Investments                                  15                         -          10,000,001
                                                               ----------          ----------

TOTAL NON-CURRENT ASSETS                                        9,760,920          10,000,001
                                                               ----------          ----------

TOTAL ASSETS                                                   12,858,197          12,038,136
                                                               ----------          ----------

CURRENT LIABILITIES
Creditors                                    8                    805,421             120,638
Borrowings                                   9                    757,224                   -
Provisions                                   10                   199,418                   -
Unearned revenue                                                    8,949                   -
                                                               ----------          ----------

TOTAL CURRENT LIABILITIES                                       1,771,012             120,638
                                                               ----------          ----------

TOTAL LIABILITIES                                               1,771,012             120,638
                                                               ----------          ----------

NET ASSETS                                                     11,087,185          11,917,498
                                                               ==========          ==========

SHAREHOLDERS' EQUITY
Share capital                                11                11,941,992          11,941,992
Accumulated losses                                               (854,807)            (24,494)
                                                               ----------          ----------

TOTAL SHAREHOLDERS' EQUITY                                     11,087,185          11,917,498
                                                               ==========          ==========

IDENTIKEY LIMITED
STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------



PERIOD FROM INCORPORATION ON 17 MAY 2000 TO 30 JUNE 2000     NOTES          CONSOLIDATED       IDENTIKEY LIMITED
                                                                                2000                  2000
                                                                                  $                     $
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers                                                            230,325                     -
Payments to suppliers and employees                                               (560,615)                    -
Interest received                                                                      130                     -
                                                                                 ---------             ---------

NET CASH FLOWS USED IN OPERATING ACTIVITIES
                                                               12                 (330,160)                    -
                                                                                 ---------             ---------

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of property, plant and equipment                                       (41,486)                    -
Acquisition of investments                                                               -                   (1)
Cash received in purchase of controlled entity                                     263,682                     -
                                                                                 ---------             ---------

NET CASH FLOWS FROM/(USED IN) INVESTING ACTIVITIES
                                                                                   222,196                   (1)
                                                                                 ---------             ---------

CASH FLOWS FROM FINANCING ACTIVITIES

Cash proceeds from equity raising subsequently refunded                             50,000                50,000

Cash proceeds from equity raising                                                1,988,136             1,988,136

Proceeds from related party loans                                                  250,000                     -
                                                                                 ---------             ---------

NET CASH FLOWS FROM FINANCING ACTIVITIES
                                                                                 2,288,136             2,038,136
                                                                                 ---------             ---------

NET INCREASE IN CASH HELD                                                        2,180,172             2,038,135

ADD OPENING CASH BROUGHT FORWARD                                                         -                     -
                                                                                 ---------             ---------

CASH HELD AT THE END OF THE YEAR                                                 2,180,172             2,038,135
                                                                                 =========             =========

IDENTIKEY LIMITED
NOTES
30 JUNE 2000
-------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF ACCOUNTING

      The financial report has been prepared in accordance with the requirements of the Corporations Law which includes applicable Accounting Standards. Other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) have also been complied with.

      The financial statements have been prepared in accordance with the historical cost convention.

      CONSOLIDATED ENTITY

      At 30 June 2000 the Identikey group comprised Identikey Limited and its wholly owned subsidiaries Identikey International Pte Ltd, Identikey Holdings Pty Ltd, Identikey Internet Security Limited and Identikey (Australia) Pty Ltd. Identikey Internet Security Limited wholly owns the USA incorporated company Identikey Corporation.

      COMPARATIVE FIGURES

      Identikey Limited was incorporated on 17 May 2000, accordingly no comparatives have been provided in this report.

      CONSOLIDATION

      The consolidated financial statements are those of the consolidated entity, comprising the parent entity and all entities, which it controlled from time to time during the period and at balance date.

      Information from the financial statements of the subsidiaries is included from the date that the parent company obtains control or until such time as control ceases. Where there is a loss of control of a subsidiary, the consolidated financial statements include the results for the part of the reporting period during which the parent company has control.

      Subsidiary acquisitions are accounted for using the purchase method of accounting.

      The financial statements of subsidiaries are prepared for the same reporting period as the parent entity, using consistent accounting policies. Adjustments are made to bring into line any dissimilar accounting policies, which may exist.

      All intercompany balances and transactions, including unrealised profits arising from intra-group transactions, have been eliminated in full. Unrealised losses are eliminated unless the costs cannot be recovered.

      TAXATION

      The consolidated entity adopts the liability method of tax effect accounting.

      Income tax expense is calculated on operating profit or loss adjusted for permanent differences between taxable and accounting income. The tax effect of timing differences, which arises from items being brought to account in different periods for income tax and accounting purposes, is carried forward in the balance sheet as a future income tax benefit or a deferred tax liability. The net future income tax benefit relating to tax losses and timing differences is not carried forward as an asset unless the benefit is virtually certain to be realised.

      REVENUE RECOGNITION

      Revenue is recognised to the extent that the economic benefits will flow to the consolidated entity and the revenue can be reliably measured. The consolidated entity recognises sales revenue when the control of goods has passed to the buyer.

      The company derives revenue from software licenses, postcontract customer support (PCS), and services. Postcontract customer support includes telephone support, bug fixes, and rights to upgrades on a when-and-if available basis. Services range from installation, training and basic consulting to software modification and customisation to meet specific customer needs.

      Software Licenses - The company recognises the revenue allocable to software licenses and specified upgrades upon delivery of the software product or upgrade to the end user, unless the fee is not fixed or determinable or collectibility is not probable. If the fee is not fixed or determinable, revenue is recognised as payments become due from the customer. Arrangements that include specific acceptance terms are not recognised until acceptance has occurred. If collectability is not considered probable, revenue is recognised when the fee is collected. Revenue on arrangements with customers who are not the ultimate users (distribution, other resellers, etc) is not recognised until the software is delivered to the end user.

      Postcontract Customer Support - Revenue allocable to PCS is recognised on a straight-line basis over the period the PCS is provided, usually 12 months.

      CASH

      For the purposes of the statement of cash flows, cash includes cash on hand and in banks (including short term deposits), net of outstanding bank overdrafts.

      RECOVERABLE AMOUNT

      Non-current assets are not carried at an amount above their recoverable amount, and where carrying values exceed this recoverable amount assets are written down. In determining recoverable amount the expected net cash flows have been discounted to their present value using a market determined risk adjusted discount rate.

      INVENTORIES

      All inventories are stated at the lower of cost and net realisable value.

      Costs incurred in bringing each product to its present location and condition are accounted for on a weighted average basis.

      TRADE AND OTHER RECEIVABLES

      Trade receivables are recognised and carried at original invoice amount less a provision for any uncollectable debts. An estimate for doubtful debts is made when collection of the full amount is no longer probable. Bad debts are written-off as incurred.

      INTANGIBLES

      Intellectual property
      Intellectual property is amortised by the straight line method over the period during which benefits are expected to be received, being 12 months.

      Goodwill
      Goodwill represents the excess of the purchase consideration over the fair value of identifiable net assets acquired at the time of acquisition of a business or shares in a controlled entity.

      Goodwill is amortised by the straight line method over the period during which the benefits are expected to be received. This is taken to be three years.

      PLANT AND EQUIPMENT

      Depreciation
      Depreciation is calculated on a diminishing value basis so as to write off the depreciable amount of each item of plant and equipment over its expected useful life. Major depreciation periods are:

          - Plant and equipment     3-8 years

      RESEARCH AND DEVELOPMENT

      Research and development costs are expensed as incurred, except where future benefits are expected, beyond any reasonable doubt, to exceed those costs. Where research and development costs are deferred such costs are amortised over future periods on the basis related to expected future benefits. Unamortised costs are reviewed at each balance date to determine the amount (if any) that is no longer recoverable and any amount identified is written off.

      TRADE PAYABLES

      Liabilities for trade creditors and other amounts are carried at cost which is fair value of the consideration to be paid in the future for goods and services received, whether billed or not billed to the consolidated entity.

      Payables to related parties are carried at the principle amount. Interest, when charged by the lender, is recognised as an expense on an accrual basis.

      EMPLOYEE ENTITLEMENTS

      Provision is made for employee entitlement benefits accumulated as a result of employees rendering services up to the reporting date. These benefits include wages and salaries, annual leave, and long service leave.

      Liabilities arising in respect of wages and salaries, annual leave and any other employee entitlements expected to be settled within twelve months of the reporting date are measured at their nominal amounts. All other employee entitlement liabilities are measured at the present value of the estimated future cash outflows to be made in respect of service provided by employees up to the reporting date. In determining the present value of future cash outflows, the interest rate attaching to government guaranteed securities which have terms to maturity approximating the terms of the related liability are used.

      Employee entitlement expenses arising in respect of wages and salaries, non-monetary benefits, annual leave, long service leave, other leave entitlements and other types of employee entitlements are charged against profits on a net basis.

      FOREIGN CURRENCIES

      Translation of foreign currency transactions

      Transactions in foreign currencies of entities within the consolidated entity are converted to local currency at the rate of exchange ruling at the date of transaction.

      Amounts payable to and by the entities within the consolidated entity that are outstanding at the balance date and are denominated in foreign currencies have been converted to local currency using rates of exchange ruling at the end of the financial period.

      Translation of financial reports of overseas operations

      All overseas operations are deemed either integrated or self sustaining upon review of the level of their financial and operational dependence on Identikey Limited. The financial reports of overseas operations are translated using either the temporal or current rate method as applicable and any exchange rate differences are taken to the profit and loss or the translation reserve as required.

LEASES

      Leases are classified at their inception as either operating or finance leases based on the economic substance of the agreement so as to reflect the risks and benefits incidental to ownership.

      Operating leases

      The minimum lease payments of operating leases, where the lessor effectively retains substantially all of the risks and benefits of ownership of the leased item, are recognised as an expense on a straight line basis.

      Finance leases

      Leases which effectively transfer substantially all the risks and benefits incidental to ownership of the leased item to the group are capitalised at the present value of the minimum lease payments and disclosed as property, plant and equipment under lease. A lease liability of equal value is also recognised.

      Capitalised leased assets are depreciated over the shorter of the estimated useful life of the assets and the lease term. Minimum lease payments are allocated between interest expense and reduction of the lease liability with the interest expense calculated using the interest rate implicit in the lease and charged directly to profit and loss.

      LOANS AND BORROWINGS

      All loans are measured at the principle amount. Interest is charged as an expense as it incurs.

      Finance lease liability is determined in accordance with the requirements of AASB 1008: Leases.

      SHARE CAPITAL

      Ordinary share capital is recognised at the fair value of the consideration received by the company.

      Any transaction costs arising on the issue of ordinary shares are recognised directly in equity as a reduction of the share proceeds received.


                                                             NOTES          CONSOLIDATED        IDENTIKEY LIMITED
                                                                            PERIOD ENDED           PERIOD ENDED
                                                                            30 JUNE 2000           30 JUNE 2000
                                                                                 $                       $

2.    REVENUE AND EXPENSES

      Operating loss before income tax is arrived
      at after charging the following items:
      Depreciation of plant and equipment                                           14,794                  -
      Amortisation of intangible asset                                               6,027                  -
      Amortisation of goodwill                                                     275,844                  -
      Provision for employee entitlements                                          (11,104)                 -
      Bad and doubtful debts provision                                              10,684                  -
      Net loss on disposal of
      property, plant and equipment                                                  1,207                  -
      Interest expense - director-related entity                                     7,224                  -
                                                                                  --------              -----

      Included in the operating loss are the
      following items of operating revenue:
      - sales revenue                                                              198,567                  -
      - interest revenue                                                               130                  -
                                                                                   -------              -----

                                                                                   198,697                  -
                                                                                   =======              =====



                                                           NOTES         CONSOLIDATED           IDENTIKEY LIMITED
                                                                         PERIOD ENDED              PERIOD ENDED
                                                                         30 JUNE 2000              30 JUNE 2000
                                                                               $                        $
3.    INCOME TAX

      The prima facie tax payable on the operating loss differs from the income tax provided in the accounts and is reconciled as follows:

      Operating loss before tax                                                  854,807                    24,494

      Prima facie tax benefit on operating loss @ 36%
                                                                                 307,731                     8,818
      Tax effect of permanent differences
      Other items (net)                                                          (99,939)                        -
                                                                                --------                    ------
      Income tax benefit adjusted for permanent
      differences                                                                207,792                     8,818
      Net loss attributable to change in tax rate                                (34,632)                        -
      Future income tax benefit on timing differences
      and tax losses not brought to account                                     (173,160)                   (8,818)
                                                                                --------                    ------
      Income tax (expense)/benefit for the year                                        -                         -
                                                                                ========                    ======
      Future income tax benefit arising from tax losses of a
      controlled entity not brought to account at balance
      date as realisation of the benefit is not regarded
      as virtually certain.                                                      169,955                     8,818
                                                                                ========                    ======

      This future income tax benefit will only be obtained if:

      (a) future assessable income is derived of a nature and of an amount sufficient to enable the benefit to be realised;

      (b) the conditions for deductibility imposed by tax legislation continue to be complied with; and

      (c) no changes in tax legislation adversely affect the consolidated entity in realising the benefit.


                                                           NOTES          CONSOLIDATED            IDENTIKEY LIMITED
                                                                              2000                       2000
                                                                                $                         $

 4.   RECEIVABLES

      Trade debtors                                                           630,190                          -
      Provision for doubtful debts                                            (10,684)                         -
                                                                            ---------                  ---------
                                                                              619,506                          -

      Funds on deposit - rental premises                                       47,538                          -
      Other debtors                                                             4,579                          -
                                                                            ---------                  ---------

                                                                              671,623                          -
                                                                            =========                  =========

      Credit sales are normally on 30 day terms.

      Australian dollar equivalent of amounts
      receivable in foreign currencies
      not effectively hedged:
      United States dollars                                                    12,878                          -
      Euro dollars                                                             13,736                          -
      Great British Pounds                                                      4,504                          -
                                                                            =========                  =========

5.    PREPAID EXPENSES

      Rent                                                                     18,737                          -
      Trade Shows                                                              25,000                          -
      Direct Marketing                                                        189,068                          -
      Employee Health Benefits                                                  3,830                          -
      Corporate Services                                                        3,674                          -
                                                                            ---------                  ---------

      Total Prepaid Expenses                                                  240,309                          -
                                                                            =========                  =========

6.    PROPERTY, PLANT AND  EQUIPMENT

      Plant & equipment - cost                                                239,878                          -
      Accumulated Depreciation                                               (50,719)                          -
                                                                            ---------                  ---------

      Total Plant and Equipment                                               189,159                          -
                                                                            =========                  =========

7.    INTANGIBLES

      Intellectual property at cost                                           100,000                          -
      Provision for amortisation                                             (100,000)                         -
                                                                            ---------                  ---------
                                                                                    -                          -

      Goodwill at cost                                                      9,847,605                          -
                                                                            ---------                  ---------
      Provision for amortisation                                             (275,844)                         -
                                                                            ---------                  ---------

                                                                            9,571,761                          -
                                                                            =========                  =========



                                                           NOTES          CONSOLIDATED            IDENTIKEY LIMITED
                                                                          30 JUNE 2000              30 JUNE 2000
                                                                                $                         $
8.    CREDITORS

      Trade creditors                                                         518,122                         -
      Other creditors and accruals                                            287,299                   116,150
      Amounts payable to subsidiary                                                 -                     4,488
                                                                              -------                   -------
                                                                              805,421                   120,638
                                                                              =======                   =======

      Trade liabilities are normally settled on 30 day terms.

      Australian dollar equivalent of amounts payable
      in foreign currencies not effectively hedged:
      Euro dollars
      Great British Pounds                                                    104,953                         -
      Dutch Gilders                                                             1,467                         -
      German Marks                                                             13,015                         -
                                                                                  260
                                                                              =======                   =======

9.    BORROWINGS (CURRENT)

      Loan from director-related entity                                       757,224                         -
                                                                              =======                   =======

      The terms and conditions relating to the above loan from director-related entity are set out in note 14.

10.   PROVISIONS

      Employee entitlements                                                    54,046                         -
      Group tax                                                                99,920                         -
      Superannuation                                                           45,452                         -
                                                                              -------                   -------

                                                                              199,418                         -
                                                                              =======                   =======



                                                           NOTES          CONSOLIDATED            IDENTIKEY LIMITED
                                                                          30 JUNE 2000              30 JUNE 2000
                                                                                $                         $
11.   SHARE CAPITAL

      Issued and paid up capital
      100,000,000 ordinary shares fully paid                                10,000,000                 10,000,000
      Application for shares of 4,970,339 shares                             1,988,136                  1,988,136
      Equity raising costs                                                     (46,144)                   (46,144)
                                                                            ----------                 ----------
                                                                            11,941,992                 11,941,992
                                                                            ==========                 ==========


      SHARES ISSUED DURING THE PERIOD:

      On 26 May 2000, 100 ordinary shares were issued as consideration for 100% of the shares of Identikey International Pte Ltd. The value placed on this issue was $10,000,000.

      On 1 June 2000, the company restructured its capital by subdividing its share capital into 100,000,000 shares to be held in the same proportions as the shares were held previously.

      On 29 June 2000, the company received $1,538,135 of funds for the purchase of 3,845,339 shares which, except for an application for $50,000 worth of shares which was refunded, were issued on 14 July 2000. As a result of this refund, only 3,720,339 shares were issued for funds of $1,488,135. On 30 June 2000, the company received $500,000 of funds for the purchase of 1,250,000 shares which were issued on 31 July 2000.

      Subsequent to year end, the company received $2,517,304 of funds for the purchase of 6,293,261 shares.



                                                            NOTES         CONSOLIDATED           IDENTIKEY LIMITED
                                                                              2000                      2000
                                                                                $                         $

12.   STATEMENT OF CASH FLOWS

(a) Reconciliation of operating loss after tax to the net cash flows from operations:

      Operating loss after tax                                               (854,807)                  (24,494)
      Depreciation of plant and equipment                                      14,794                         -
      Amortisation of intangible asset                                          6,027                         -
      Amortisation of goodwill                                                275,844                         -
      Loss on sale of property, plant and equipment                             1,207                         -
      Equity raising costs                                                    (46,144)                        -
      Interest expense from related party                                       7,224                         -
      Provision for doubtful debts                                             10,684                         -

      Changes in assets and liabilities:
      Receivables - decrease                                                   30,582                         -
      Inventory - (increase)                                                   (3,032)                        -
      Creditors and borrowings - increase                                     227,461                    24,494
                                                                             --------                  --------

      Net cash flow used in operating activities                             (330,160)                        -
                                                                             ========                  ========

13.   DIRECTORS' REMUNERATION

a)    Income paid or payable, or otherwise made available,
      in respect of the financial period, to all directors
      of each entity in the consolidated entity, directly
      or indirectly, by the entities of
      which they are directors or any related party:                           67,759
                                                                             ========

b)    Income paid or payable, or otherwise made
      available, in respect of the financial period, to
      all directors of Identikey Limited, directly or
      indirectly, from the entity or any related party:                                                  67,759
                                                                                                        =======

      The number of directors of Identikey Limited whose income falls within the following bands is:
                                                       30 JUNE 2000

           $0 - $9,999                                      8
           $10,000 - $19,999                                1
           $20,000 - $29,999                                2

14.   RELATED PARTY DISCLOSURES

(a) The directors of Identikey Limited during the period ended 30 June 2000 were:



      IDENTIKEY LIMITED

      The Hon. Jeffrey Kennett          Appointed 19 May 2000
      Mark Kefford                      Appointed 19 May 2000
      Hans-Rudolf Moser                 Appointed 19 May 2000
      Peter Sauerberg                   Appointed 19 May 2000            Alternate to Hans-Rudolf Moser
      Robert Murdoch                    Appointed 19 May 2000
      Peter David                       Appointed 19 May 2000
      Adrian McCullagh                  Appointed 19 May 2000
      Alan Beanland                     Appointed 30 May 2000
      Paul Williams                     Appointed 17 May 2000            Resigned 19 May 2000
      Brian Moller                      Appointed 17 May 2000            Resigned 19 May 2000
      Ryan O'Rourke                     Appointed 17 May 2000            Resigned 19 May 2000

(b) The following related party transactions occurred during the period ended 30 June 2000:

      TRANSACTIONS WITH DIRECTORS AND DIRECTOR-RELATED ENTITIES

      Payments made by director-related entities under normal commercial terms and conditions:

      1. Payments totalling $10,888 were made on behalf of Identikey Limited by Information Dynamics International Pty Ltd, an entity of which Mr M Kefford is a director. These payments relate to miscellaneous purchases.

      2. Sales to director-related entity under normal commercial terms and conditions:

           Sales made by Identikey Limited to Information Dynamics International Pty Ltd, of which Mr M Kefford is a director, aggregating $36,500.

      3. Consultant services were provided to Identikey Limited from Information Dynamics International Pty Ltd, of which Mr M Kefford, is a director aggregating $37,932.


      EQUITY INSTRUMENTS OF DIRECTORS AND THEIR DIRECTOR-RELATED ENTITIES

           Mark Kefford owns 35,000,000 shares of Identikey Limited directly and 35,000,000 shares through his wife, Anne Kefford.

           Union Technologies Limited (a wholly owned subsidiary of Union Capital Limited, of which Mr R Murdoch, Mr H Moser and Mr P Sauerberg are directors), owns 30,000,000 ordinary shares of Identikey Limited.

14.   RELATED PARTY DISCLOSURES (CONTINUED)

      DIRECTOR-RELATED ENTITY LOAN

      At 30 June 2000, there is an outstanding loan payable totaling $757,224 to Murana Investments, an entity related to Mark Kefford. Of this balance $500,000 was received on 17 May 2000 for a term of 12 months with the ability for the company at it's discretion to repay at any time interest to be accrued at 9.95% pa and $250,000 was received on 16 June 2000 for a term of 12 months months with the ability for the company at it's discretion to repay at any time with interest to be accrued at 9.95% pa. Total interest accrued in relation to this loan as at 30 June 2000 is $7,224.

      OPTIONS OVER ORDINARY SHARES

      --------------------------------------------------------
                              OPTIONS OVER ONE ORDINARY SHARE
      --------------------------------------------------------

            M G Kefford                  5,000,000
            P M David                    6,000,000
            J G Kennett                  2,000,000
            A McCullagh                    350,000
            A Beanland                     250,000
            H R Moser                      250,000
            R Murdoch                      250,000
            P Sauerberg                    200,000
      --------------------------------------------------------


      PM David's options are exercisable at $0.25 each and expire on 30 June 2005. Mark Kefford's options are exercisable at $0.50 each and expire on 30 June 2005. The balance of options issued to directors are exercisable at $0.50 each and expire on 30 June 2003. These options are valid on the condition that Identikey Limited lists on the ASX or Nasdaq and that the directors are directors of the company at that time.

15.   INVESTMENTS IN CONTROLLED ENTITIES


      NAME OF ENTITY                           COUNTRY OF         CLASS OF       CARRYING VALUE OF       PERCENTAGE OF
                                               INCORPORATION      SHARES           THE INVESTMENT         EQUITY HELD
                                                                                    30 JUNE 2000         30 JUNE 2000
      Identikey International Pte Ltd          Singapore          Ordinary           1,594,527               100%
      Identikey Holdings Pty Ltd               Australia          Ordinary           8,405,472               100%
      Identikey Internet Security Limited      Australia          Ordinary               1                   100%
      Identikey (Australia) Pty Ltd            Australia          Ordinary               1                   100%
                                                                                     ----------
                                                                                     10,000,001

      At 30 June 2000 the Identikey group comprised Identikey Limited and its wholly owned subsidiaries Identikey International Pte Ltd, Identikey Holdings Pty Ltd, Identikey (Australia) Pty Ltd and Identikey Internet Security Limited. Identikey Internet Security Limited wholly owns its subsidiary Identikey Corporation.



                                                            NOTES        CONSOLIDATED            IDENTIKEY LIMITED
                                                                              2000                      2000
                                                                                $                         $
16.   EMPLOYEE ENTITLEMENTS

      The aggregate employee entitlement liability is comprised of:
      Accrued wages, salaries and on costs                                          54,046                   -
      Provisions (current)                                                          45,452                   -
                                                                                    ------            ---------
                                                                                    99,498                   -
                                                                                    ======            =========

      An Employee Share Plan has been established with 8,000,000 options allocated to certain employees in accordance with the stipulations of the Plan. The options are exercisable on the condition that Identikey Limited list on either the ASX or Nasdaq, and are exercisable at $0.50 each. These options expire on 30 June 2003.

17.   AUDITORS REMUNERATION

      Amounts received or due and receivable, by the auditor of Identikey
      Limited for:
      - audit of the financial report of the entity and any                         20,000                   -
      other entity in the consolidated entity
      - other services in relation to the entity and any                            25,450                   -
      other entity in the consolidated entity
                                                                                    ------            ---------
                                                                                    45,450                   -
                                                                                    ======            =========


     Note: the audit and other service fees for the period to 30 June 2000 have been bourne by Identikey Holdings Pty Ltd., a wholly owned subsidiary of Identikey Limited

18.   SEGMENT INFORMATION

      The consolidated entity operates predominantly in one industry being the development licensing, marketing, distribution and supporting of computer software and principally in one geographical area being Australia.

19.  CONTINGENT LIABILITIES

     The directors are not aware of any contingent liabilities which are likely to have a material effect on the results of the entity except as disclosed in this financial report.

20.  SUBSEQUENT EVENTS

     On 15 August 2000, Identikey Internet Security Limited acquired a 100% owned subsidiary, Identikey (Europe) BV, a company incorporated in the Netherlands. Shares in the newly incorporated company were acquired to the value of $29,312.

     Other than the matters disclosed above or in the financial report there have been no other subsequent events which are likely to have a material effect on the results that have not been otherwise disclosed in this financial report.

21.  FINANCIAL INSTRUMENTS

(a)  INTEREST RATE RISK

     The entity's exposure to interest rate risk, which is the risk that a financial instrument's value will fluctuate as a result of changes in market interest rates and the effective weighted average interest rates on those financial assets and financial liabilities, is as follows:

                                                       Fixed Interest Rate Maturing
                                                       ----------------------------

     30 JUNE 2000
                                   Weighted      Floating     Within 1    1 to 5    Over 5    Non-interest     Total
                                   Average       Interest       Year       Years    Years       Bearing
                                  Effective        Rate
                                Interest Rate
                                      %              $            $          $        $            $             $
      FINANCIAL ASSETS
      Cash                              na               -            -         -         -     2,180,172     2,180,172
      Receivables - trade               na               -            -         -         -       619,506       619,506
      Funds on deposit                5.9%          47,538            -         -         -             -        47,538
      Receivables - other               na               -            -         -         -         4,579         4,579
                                   -------         -------       ------    ------    ------     ---------     ---------
      TOTAL FINANCIAL ASSETS
                                                    47,538            -         -         -     2,804,257     2,851,795
                                   -------         -------       ------    ------    ------     ---------     ---------
      FINANCIAL LIABILITIES
      Trade creditors and
      accruals                          na               -            -         -         -       805,421       805,421
      Payables - related
      party loan                     9.95%               -      757,224         -         -             -       757,224
                                   -------         -------      -------    ------    ------     ---------     ---------
      TOTAL FINANCIAL
      LIABILITIES                                        -      757,224         -         -       805,421     1,562,645
                                   -------         -------      -------    ------    ------     ---------     ---------

(b)   NET FAIR VALUES

      The aggregate carrying values of financial assets and financial liabilities recognised at the balance date approximates the net fair values.

(c)   CREDIT RISK EXPOSURES

      The entity's maximum exposure to credit risk at balance date in relation to each class of recognised financial assets, is the carrying amount of those assets as indicated in the balance sheet.


                                                                                    2000            1999
                                                                                      $              $
22.  LEASE COMMITMENTS
     Aggregate cancellable operating lease expenditure contracted for at balance date but not provided for in the accounts, payable -
     Not later than one year                                                        60,003              -
     Later than one year but not later than 5 years                                      -              -
     Later than 5 years                                                                  -              -
                                                                                    ------         -------
                                                                                    60,003              -
                                                                                    ======         =======

     The lease commitment relates to the lease over the office premises.

23.  RECONCILIATION WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (US GAAP)

     The consolidated financial statements have been prepared in accordance with Australian generally accepted accounting principles ("Australian GAAP"). Australian GAAP differs in some significant respects to US generally accepted accounting principles ("US GAAP"). Differences which have a significant effect on consolidated operating loss after tax and equity are as follows:

     PROFIT AND LOSS STATEMENT                                       NOTES          CONSOLIDATED
                                                                                        2000
                                                                                         A$
                                                                                    -------------

     Operating (loss) after income tax attributable to the owners                       (854,807)
     of the economic entity

           Adjustments to accord with US GAAP:
            - Amortization of Goodwill                                (b)                275,844
            - Group losses for the period from 1 July 1999 to 17
           May 2000                                                   (a)             (1,354,265)
                                                                                      ----------
     Adjusted (loss) according to US GAAP                                             (1,933,228)
                                                                                      ==========


     SHAREHOLDERS EQUITY                                             NOTES               CONSOLIDATED
                                                                                             2000
                                                                                              A$
                                                                                         ------------


     Share Capital as Reported in accordance with Australian GAAP                          11,941,992

           Adjustments to accord with US GAAP:
           - Goodwill                                                 (b)                  (9,847,605)
           - Adjustment to share capital to account group losses
           for the period from 1 July 1999 to date of                 (a)                   1,354,265
           reorganization (17 May 2000)
           - Adjustment to share capital to account for
           accumulated loss at 1 July 1999                            (a)                      93,304
                                                                                         ------------

           Adjusted Share Capital according to US GAAP                                      3,541,956
                                                                                         ============

     Accumulated Loss as Reported in accordance with Australian                              (854,807)
     GAAP
            - Amortization of Goodwill                                (b)                     275,844
            - Group losses for the period from 1 July 1999 to 17
           May 2000                                                   (a)                  (1,354,265)
            - Adjustment to record accumulated loss at 1 July 1999    (a)                     (93,304)
                                                                                         ------------

           Adjusted Acccumulated Loss according to US GAAP                                 (2,026,532)
                                                                                         ============

     The following is a summary of the significant adjustments made to the financial statements to reconcile the Australian results with US GAAP.



(a)  CORPORATE REORGANIZATION

     On 17 May 2000, Identikey Limited was incorporated and thereafter acquired the Identikey Group of companies that have been in operation since 13 October 1998. Under US GAAP, this transaction represents a reorganisation of companies under common control and the transaction has been accounted in a manner similar to a pooling of interests with the operations of all of the Identikey companies included in the profit and loss statement reconciled to US GAAP for the entire period from 1 July 1999 through 30 June 2000. Under Australian GAAP this transaction was accounted for as a purchase and the operations of the Identikey companies are included in profit and loss from the date of the reorganization. Consequently, adjustments are required to record (i) the losses of the Group from 1 July 1999 to the date of the reorganization in the profit and loss statement and in accumulated loss (deficit), (ii) to record the accumulated loss of the Group at 1 July 1999 and (iii) to reverse the effect of the purchase accounting adjustments in share capital which were recorded in accordance with Australian GAAP.

     (b)  GOODWILL AND OTHER INTANGIBLES

     In accordance with Australian GAAP goodwill from the acquisition of a business is accounted for using the Purchase Method. Goodwill represents the excess of the purchase consideration over the fair value of identifiable net assets acquired at the time of acquisition of a business or shares in a controlled entity. Goodwill is amortised by the straight line method over the period during which the benefits are expected to be received. This is taken to be three years. Goodwill has arisen in May 2000, due to the purchases of 100% owned subsidiaries, Identikey International Pte Ltd, Identikey Holdings Pty Ltd, and Identikey Corporation.

     As described in note (a) above, under US GAAP, the acquisition of the 100% owned subsidiaries in May 2000, constituted an internal restructure. As a result goodwill of $9,847,605 and the accumulated amortization of goodwill of $275,844, have been reversed from the balance sheet amounts as stated under Australian GAAP.

     The reversal of goodwill from the balance sheet under US GAAP results in an increase in profit and loss of $275,844, representing the reversal of amortisation of goodwill for the period.

     (c)  REVENUE RECOGNITION

     The Company follows the American Institute of Certified Public Accountants Statement of Position 97-2 (SOP 97-2), Software Revenue Recognition, to recognize software revenue.

     (d)  RECENT PRONOUNCEMENTS

     In December 1999, the United States Securities and Exchange Commission issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues, as well as examples of how the staff applies revenue recognition guidance to specific circumstances. The Company adopted SAB 101 in 2000. Adoption of SAB 101 did not have a material effect on the Company's financial position and results of operations.

     (e)  STATEMENT OF OPERATIONS - IN ACCORDANCE WITH US GAAP

                                                         CONSOLIDATED
                                                             2000
                                                              AS
      Net revenues                                         $ 821,978
      Cost of goods sold                                     197,677
                                                         -----------
      Gross profit                                           624,301
      Operating costs:
                                                         -----------
         Sales and marketing                               1,527,774
         Research and development                            406,124
         General and administrative                          613,954
                                                         -----------
              Total Operating Costs                        2,547,852
                                                         -----------
      Operating loss                                      (1,923,551)
      Interest income (expense)                               (7,380)
      Other expense, net                                      (2,297)
                                                         -----------
      Loss before income taxes                            (1,933,228)
      Provision for income taxes                                   -
                                                         -----------
      Net loss                                           $(1,933,228)
                                                         -----------

     (f)  COMMITMENTS AND CONTINGENCIES

     The company made verbal representations to employees and directors that they would be granted options to purchase shares of the Company's ordinary shares on the condition that Identikey Limited lists on the ASX or Nasdaq and that they were employed by the company or were directors of the company at that time. The option plan agreement was never formally adopted by the Board of Directors and, based on advice from legal counsel, is not legally enforceable. As a result no adjustments for options have been included in the US GAAP reconciliation.

     24. SUBSEQUENT EVENTS (UNAUDITED)

     On March 29, 2001, VASCO Data Security, Inc., a wholly-owned subsidiary of VASCO Data Security International, Inc., acquired more than 90 percent of the outstanding share capital of Identikey Limited, pursuant to the terms of a Share Purchase Agreement between VASCO Data Security, Inc., VASCO Data Security International, Inc., Identikey Limited and certain shareholders of Identikey Limited (the "Shareholders").

     Under the terms of the Share Purchase Agreement, VASCO Data Security, Inc. purchased 100,500,000 shares of Identikey Limited's capital from the Shareholders in exchange for an aggregate of 366,913 shares of VASCO Data Security International, Inc.'s common stock (the "Common Stock"). The Shareholders are also eligible to receive a contingent earn out payment in the form of Common Stock as specified in the Share Purchase Agreement.

     VASCO has indicated that it intends to purchase the remaining shares in Identikey Limited to then make Identikey Limited a wholly owned subsidiary.

     The financial effect of each of the above events has not been recognized at 30 June 2000.

     Since the report date, The Honourable J Kennett, Mr A McCullagh and Mr A Beanland all resigned as directors on 16 January 2001, and Mr P Sauerberg resigned as a director on 30 April 2001.

     Other than the matters disclosed above or in the financial report there have been no other subsequent events that are likely to have a material effect on the results that have not been otherwise disclosed in this financial report.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) OF VASCO DATA SECURITY INTERNATIONAL, INC. AND ACQUIRED BUSINESS

     The following unaudited condensed consolidated pro forma balance sheet as of December 31, 2000 and the unaudited condensed consolidated pro forma consolidated statement of operations for the year ended December 31, 2000 give effect to the Company's acquisition of approximately 90 percent of the outstanding stock of Identikey Limited. The pro forma information is based on the respective historical financial statements of VASCO Data Security International, Inc., and Identikey Limited giving effect to the acquisition under the purchase method of accounting using the assumptions and adjustments described in the accompanying notes to unaudited pro forma financial statements. The unaudited pro forma statements of operations for the year ended December 31, 2000 reflect adjustments as if the acquisition had occurred on January 1, 2000. The unaudited pro forma balance sheet as of December 31, 2000 gives effect to the acquisition as if it had occurred on December 31, 2000. The financial effects of the acquisition as presented in the unaudited pro forma financial statements are not necessarily indicative of either financial position or results of operations that would have been obtained had the acquisition actually occurred on the dates set forth above, nor are they necessarily indicative of the results of future operations.

VASCO DATA SECURITY INTERNATIONAL, INC.
CONDENSED CONSOLIDATED PRO-FORMA BALANCE SHEET
AS OF DECEMBER 31, 2000
(UNAUDITED)

                                                     VASCO DATA SECURITY     IDENTIKEY         PRO-FORMA           PRO FORMA
                                                     INTERNATIONAL INC.       LIMITED         ADJUSTMENTS         CONSOLIDATED
                                                     -------------------   -------------      ------------        -------------
Current Assets
     Cash                                                13,832,645              556,120                             14,388,765
     Receivables, net                                     6,486,397              279,892                              6,766,289
     Inventories                                          1,111,751               23,876                              1,135,627
     Prepaid Items                                          463,094               51,938                                515,032
     Other current assets                                   615,081                 --                                  615,081
                                                        -----------          -----------                            -----------
          Total Current Assets                           22,508,968              911,826                             23,420,794
                                                        -----------          -----------                            -----------

Property, Plant and Equipment
    PP&E, net                                             3,797,529              123,896                              3,921,425
                                                                                                                         --
Intangibles, net                                          1,438,537                 --            1,215,685           2,654,222
                                                                                                                         --
Other assets                                              1,568,285                 --                                1,568,285
                                                        -----------          -----------                            -----------
     TOTAL ASSETS                                        29,313,319            1,035,722                             31,564,726
                                                        ===========          ===========                            ===========

Current Liabilities
     Current maturities of
          long-term debt                                    362,250                 --                                  362,250
     Accounts payable                                     2,790,698              182,956                              2,973,654
     Accrued expenses                                     3,098,284               75,860                              3,174,144
     Deferred revenue                                     1,950,322               14,719                              1,965,041
                                                         ----------          -----------                            -----------
          Total Current Liabilities                       8,201,554              273,535                              8,475,089
                                                         -----------          -----------                           -----------

Long-term debt                                            3,763,858                 --                                3,763,858

Minority Interest                                                                                    74,506              74,506

     TOTAL LIABILITIES                                   11,965,412              273,535                             12,238,947

Stockholders' Equity
     Common and preferred stocks                          6,807,965            3,382,510         (3,382,143)          6,808,332
     Additional paid-in capital                          36,871,200                 --            1,902,999          38,774,199
     Accumulated deficit                                (26,331,258)          (2,620,323)         2,620,323         (26,331,258)
                                                        -----------          -----------                            -----------
          Total Stockholders' Equity                     17,347,907              762,187                             19,251,273
                                                        -----------          -----------                            -----------

     TOTAL LIABLITIES & EQUITY                           29,313,319            1,035,722                             31,564,726
                                                        ===========          ===========                            ===========

VASCO DATA SECURITY INTERNATIONAL, INC.
CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                                PRO-FORMA                ADJUSTED
                                                          VASCO             IDENTIKEY          ADJUSTMENTS             CONSOLIDATED
                                                       -----------         -----------         ------------            -------------
 Net revenues                                          $28,065,680         $   754,688                                 $28,820,368

 Cost of Goods Sold                                     10,068,969             149,701                                  10,218,670
                                                       -----------         -----------                                 -----------

 Gross Profit                                           17,996,711             604,987                                  18,601,698
                                                       -----------         -----------                                 -----------
 Operating Costs:
      Sales and marketing                                9,953,598           1,935,318                                  11,888,916
      Research and development                           4,581,001             441,960                                   5,022,961
      General and administrative                         5,560,995             653,970               173,669             6,388,634
      Non-cash compensation                                501,743                --                                       501,743
                                                       -----------         -----------                                 -----------
           Total operating costs                        20,597,337           3,031,248                                  23,802,254
                                                       -----------         -----------                                 -----------

 Operating loss                                         (2,600,626)         (2,426,261)                                 (5,200,556)

 Interest income (expense)                                  29,334             (16,280)                                     13,054

 Other expense, net                                     (1,195,234)             15,446                                  (1,179,788)
                                                       -----------         -----------                                 -----------
 Loss before income taxes                               (3,766,526)         (2,427,095)                                 (6,367,290)

 Provision for income taxes                                395,246                --                                       395,246
                                                       -----------         -----------                                 -----------
 Net loss                                               (4,161,772)         (2,427,095)                                 (6,762,536)

     Preferred stock accretion                            (581,992)               --                    --                (581,992)
                                                       -----------         -----------                                 -----------

Net loss available to common stockholders              $(4,743,764)        $(2,427,095)                                $(7,344,528)
                                                       ===========         ===========                                 ===========

Basic and diluted net loss per common share            $     (0.17)        $      --                                   $     (0.27)
                                                       ===========         ===========                                 ===========

Weighted average common shares outstanding              27,341,439                --                 366,913            27,708,352
                                                       ===========         ===========                                 ===========


NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.

     On March 29, 2001, the Company acquired in excess of 90 percent of the outstanding stock of Identikey Limited. The unaudited pro forma financial statements combine the audited balance sheet of VASCO Data Security International, Inc. (the "Company") as of December 31, 2000 and the unaudited balance sheet of Identikey Limited at December 31, 2000. The unaudited pro forma statement of operations for the year ended December 31, 2000 combines the audited statement of operations of the Company and the unaudited statement of operations of Identikey Limited for the year then ended.

2.   PRO FORMA ADJUSTMENTS.

     (a) The Company acquired in excess of 90 percent of the outstanding stock of Identikey Limited for 366,913 shares of the Company's common stock, with potential additional earn-out payments made in the form of additional shares which are based on defined performance incentives as specified in the purchase agreement. The acquisition of Identikey Limited was accounted for under the purchase method of accounting. Accordingly, the purchase price has been allocated to identifiable tangible and intangible assets and liabilities assumed based on their estimated fair values. Total consideration for the purchase, not including contingent earn-out payments was $1,903,000. Of this amount $1,215,685 was allocated to goodwill in the pro forma condensed consolidated balance sheet at December 31, 2000 and the remainder is allocated to tangible assets. The goodwill is being amortized over 7 years. The pro forma condensed consolidated statement of operations for the year ended December 31, 2000, reflects an adjustment for amortization of goodwill of $173,669. The average shares outstanding for the year ended December 31, 2000 reflects the assumption that the shares for the acquisition were issued on January 1, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCO Data Security International, Inc.

/s/ Dennis D. Wilson
Executive Vice President and Chief Financial Officer